EXHIBIT 10.1

BELL MICROPRODUCTS INC.
COMPENSATION ARRANGEMENTS FOR DIRECTORS
AS OF AUGUST 3, 2005

As of August 3, 2005, the directors of Bell Microproducts Inc. (the “Company”) who are not employees of the Company receive the following compensation:

Board and Committee Fees. Directors who are not employees of the Company receive the following annual retainers, which shall be prorated for 2005 as appropriate:

$30,000 – Each director

$15,000* – Lead director

$15,000* – Audit Committee Chair

$12,000* – Compensation Committee Chair

$ 8,000* – Governance/Nominating Committee Chair

*Effective as of October 1, 2005.

In addition, the non-employee directors receive a fee of (i) $4,000 per day for each Board meeting attended in person or $2,000 for attendance by telephone and (ii) $2,000 per committee meeting attended in person or by telephone.

Equity. Under the terms of the Company’s 1998 Stock Plan, each non-employee director automatically receives a nonqualified option to purchase 22,500 shares of the Company’s Common Stock upon his or her initial election as a director and a nonqualified option to purchase 7,500 shares of Common Stock annually thereafter.

3153794/3